Exhibit 99.1



FOR IMMEDIATE RELEASE

                                                 MEDIA CONTACT: Sharon Corbitt
                                                      Director, Communications
                                                                  215-323-1873
                                                               scorbitt@gi.com

                                               INVESTOR CONTACT: Dario Santana
                                                        VP, Investor Relations
                                                                  215-323-1213
                                                               dsantana@gi.com


                  GENERAL INSTRUMENT CORPORATION ANNOUNCES
                    10 MILLION SHARE REPURCHASE PROGRAM

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HORSHAM, PA. (SEPTEMBER 9, 1998) -- General Instrument Corporation (NYSE:
GIC) today announced that its Board of Directors has authorized the Company to repurchase up to 10 million shares of its outstanding common stock. General Instrument expects such repurchases to be effected from time to time, in the open market, in private transactions or otherwise, subject to market conditions. No assurance can be given as to the time period over which the shares will be repurchased or as to whether and to what extent the share repurchase will be consummated.

General Instrument Corporation is a leading worldwide provider of integrated and interactive broadband access solutions, teaming with its business partners to lead the convergence of the Internet, telecommunications and video entertainment industries.

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